UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	333-211778	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Prior independent registered public accounting firm

On October 24, 2017, the Board of Directors of GH Capital, Inc. (the “Company”), approved the dismissal of its independent registered public accounting firm Assurance Dimensions, LLC (Assurance Dimensions). Our previous auditors D’Arelli Pruzansky P.A. who sold their audit practice to Assurance Dimensions in May 2017, audited our financial statements for the fiscal years ended September 30, 2016 and September 30, 2015.

The reports of our previous auditors D’Arelli Pruzansky, P.A. on our financial statements for the fiscal years ended September 30, 2016 and September 30, 2015 did not contain an adverse opinion or disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports raised substandial doubts on our ability to continue as a going concern.

During our most recent fiscal year and through the date of dismissal, (a) we had no disagreements with Assurance Dimensions on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Assurance Dimensions would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” as defined in Item 304(a)(l)(v) of Regulation S-K.

We provided Assurance Dimensions, LLC with a copy of this Current Report on Form 8-K, and has requested that Assurance Dimensions, LLC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.

(b)	New independent registered public accounting firm

On October 24, 2017, the Board of Directors of GH Capital, Inc. (the “Company”), ratified the engagement of Salberg & Company, P.A. (Salberg) as our independent registered public accounting firm and Salberg engagement became effective as of October 24, 2017. During our two most recent fiscal years ended September 30, 2016 and September 30,2015 and from October 1, 2016 through October 24, 2017 neither the Company nor anyone on its behalf consulted Salberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Salberg concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K Item 304(a)(l)(iv) and Item 304(a)(l)(v). However, a represesentative of Salberg performed engagement quality review services as part of the D’Arelli Pruzanski and Assurance Dimensions engagement team for annual and quarterly periods beginning September 30, 2015 to June 30, 2017.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, pursuant to the majority consent of the Board of Directors pursuant to Section 2.12 of the Bylaws of the Company, Carl Podeyn was removed as a member of the Board of Directors. Pursuant to Section 2.2 of the Bylaws, the majority consent of the Board of Directors further resolved to reduce the number of directors to 2. The majority members of the Board of Directors believed this to be in the best interest of the Company and the Shareholders as Mr. Podeyn had other responsibilities that occupied a majority of his time. There is no dispute between the Company and Mr. Podeyn. A copy of this disclosure statement has been provided to Mr. Podeyn who has provided no additional communication regarding the circumstances of his removal.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from Assurance Dimensions, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	October 30, 2017
		By:	/s/ Wolfgang Ruecker
		Name:	Wolfgang Ruecker
		Title:	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors